UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2009

Palm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 W. Maude Avenue, Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

(408) 617-7000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 9, 2009, Palm, Inc. (“Palm”) issued a press release announcing that it increased the size of its previously announced public offering of common stock to approximately 23.125 million shares at an offering price to the public of $6.00 per share. A copy of the press release is filed herewith as Exhibit 99.1.

On March 13, 2009, Palm consummated the public offering of 23,125,000 shares of its common stock together with 3,468,750 additional shares sold pursuant to the exercise by the underwriters of their over-allotment option.

The Underwriting Agreement dated March 9, 2009 by and among Palm, the several underwriters named in Schedule II thereto and the selling stockholders named in Schedule I thereto is filed herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release of the Company dated March 9, 2009

99.2	Underwriting Agreement dated March 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.

Date: March 13, 2009	/s/ Mary E. Doyle
Mary E. Doyle
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press release of the Company dated March 9, 2009

99.2	Underwriting Agreement dated March 9, 2009